UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 24, 2023

Date of Report (date of earliest event reported)

Cutera, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-50644	77-0492262
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3240 Bayshore Blvd.

Brisbane, California 94005

(Address of principal executive offices)

(415) 657-5500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.001 par value)	CUTR	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2023, Cutera, Inc. (the “Company”) announced that Jeffrey Jones had been appointed as the Company’s Chief Operating Officer, effective as of his first day of employment, which is expected to be August 28, 2023. Mr. Jones has served as the Vice President of Operations and Supply Chain for Sientra Inc. since March 2019. Prior to that, he served as the Vice President of Quality and Commercial Operations at Earlens Corporation from October 2015 to March 2019; as Chief Operating Officer of Benvenue Medical from March 2014 to October 2015; as Vice President of Operations/Research & Development at Acclarent, Inc. from 2009 to 2014; as Chief Operating Officer of Reliant Technologies, Inc. from 2004 to 2009; as Chief Operating Officer of Lumend Inc. from 2001 to 2004; and as Vice President of Operations and Quality at EP Technologies from 1996 to 2001. Mr. Jones holds a Bachelor’s Degree in Engineering from the U.S. Military Academy at West Point and an M.B.A. from Golden Gate University.

In connection with his appointment as Chief Operating Officer, the Company entered into an offer letter with Mr. Jones on August 16, 2023, which provides for, among other things, (i) a base salary of $375,000, (ii) annual bonus eligibility beginning with 2024 with a target bonus amount of 50% of salary, with pro rated bonus eligbility in 2023, (iii) the issuance of a time-based restricted stock award valued at $187,500 and a performance-based restricted stock award valued at $375,000, each using the Company’s 30 calendar day volume weighted average price (VWAP) immediately preceding Mr. Jones’s first day of employment, and (iv) the issuance of an option award valued at $187,500 using the Company’s standard option valuation practices for accounting purposes, at a strike price equal to the closing price of the Company’s common stock on the date of grant. The foregoing summary of the offer letter and equity awards do not purport to be complete and are qualified in their entirety by reference to the full text of the offer letter that is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Mr. Jones will be eligible to participate in the Company’s Executive Change in Control and Severance Policy at a Tier 2 level of severance benefits and is expected to enter into the Company’s standard form of indemnification agreement, which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on February 21, 2019.

There are no arrangements or understandings between Mr. Jones and any other persons pursuant to which he was appointed as an officer of the Company. Mr. Jones has no family relationships with any of the Company’s directors or executive officers, and, other than as described above, Mr. Jones does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01.	Other Events.

On August 24, 2023, the Company issued a press release announcing the appointment of Mr. Jones as the Company’s Chief Operating Officer. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Offer Letter between the Registrant and Jeffrey Jones, dated August 16, 2023.

99.1	Press Release, dated August 24, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUTERA, INC.

By:	/s/ Taylor C. Harris
Taylor C. Harris
Chief Executive Officer

Date: August 24, 2023